Exhibit 4.134

Right of First Refusal & Cooperation Agreement

By and among

Fortune Software (Beijing) Co., Ltd.

Lin Yang

Ying Zhu

And

Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

July 11, 2018

China•Beijing

Right of First Refusal & Cooperation Agreement

This Right of First Refusal & Cooperation Agreement is entered into on July 11, 2018 in Beijing, China by and among:

Party A: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Party B: Lin Yang

Address: 9/F, Tower C, International Enterprise Building, 35 Finance Street, Xicheng District, Beijing

ID No.: 371100197603010016

Party C: Ying Zhu

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID No.: 420103198502153728

Party D: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Registered address: Suite 2704, 27/F, Huarong Mansion, Mintian Road, Futian District, Shenzhen

Legal Representative: Yong Ma

Whereas:

(1)

Party A, a limited liability company duly organized and validly existing in Beijing, provides technical support, strategic consulting and other related services to Party D; Party A has become an important partner of Party D;

(2)

In order to financially fund Party B and Party C in their investment in Party D, Party A signed a Loan Agreement on July 11, 2018 respectively with Party B and Party C, providing a loan of RMB39,302,092.16 to Party B and RMB16,843,753.78 to Party C; Party B and Party C invest such loans in Party D and became the shareholders of Party D, holding respectively 70% and 30% of the equities in Party D;

(3)

In order to guarantee Party D’s payment obligation under the agreements entered into by and between Party D and Party A, Party B and Party C signed an Equity Pledge Contract (hereinafter referred to as the “Pledge Contract”) with Party A on July 11, 2018, pledging their respective equities in Party D to Party A; and

(4)

Party B and Party C intend to grant the exclusive option to Party A to purchase at any time all or part of the equities/assets of Party D held by Party B and Party C or either of them subject to the satisfaction of the requirements of laws of China.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into the following agreements through friendly consultation in accordance with applicable laws and regulations of the People’s Republic of China:

Article 1 Definitions

For the purpose of this Agreement, the following terms shall have the meaning as set forth below:

1.1.

Agreement means this Right of First Refusal & Cooperation Agreement and the appendices hereto and the written documents duly entered into by the Parties from time to time for the purpose of amending and supplementing this Agreement;

1.2.	China means the People’s Republic of China and, for the purpose of this Agreement, excluding Hong Kong, Taiwan and Macao.
1.3.	Date means a certain day in a certain month of a certain year; “within” and “no later than” a certain day in this Agreement include the given day.

Article 2 Grant and Exercise of Right of First Refusal

2.1

The Parties agree that Party A shall have the exclusive option to, in compliance with the requirements of applicable laws of China and the provisions hereof (including but not limited to when Party B and/or Party C are/is no longer a director(s) or employee(s) of Party D, or intend(s) to transfer equities to any person who is not a existing shareholder), purchase at any time all or part of Party B’s and/or Party C’s equities or all or part of the assets owned by Party D corresponding to such equities; such option may be exercised by Party A or an eligible entity designated by Party A. Such grant is irrevocable during the term hereof.

2.2	Party A may exercise the option by firstly sending a written notice (“Notice of Exercise”) to any of Party B, Party C or Party D.
2.3

Party B, Party C or Party D (as the case may be) shall enter into with Party A a contract for transfer of equities/assets and other documents for the implementation of such transfer (collectively referred to as “Transfer

Documents”) (or an eligible entity designated by it) within thirty (30) days after receiving the Notice of Exercise.
2.4

If permitted by law and upon Party A makes the decision to exercise the option, Party B, Party C and Party D must unconditionally cooperate with Party A in obtaining and handling all necessary approvals, permits, registrations, filings and other formalities for the transfer.

Article 3 Representations and Warranties

Each Party hereby represents and warrants to the other Parties that:

3.1

each Party hereby represents and warrants to the others Parties that: (1) it has all necessary rights, capacities and authorities to execute this Agreement and perform any and all obligations and responsibilities hereunder; (2) the execution or performance hereof does not breach any significant contract or agreement to which such Party is a party or upon which such Party or its assets is(are) bound.

3.2

Party B and Party C represent and warrant to Party A that: (1) he/she is a legally registered shareholder of Party D and has paid in full to Party D its share of the registered capital of Party D pursuant to the requirements of the laws of China; (2) save and except the right of pledge created under the Pledge Contract, Party D’s equities held by him/her is free of any other rights of mortgage, pledge, security interest or encumbrances of other forms; (3) he/she does not sell or offer for sale Party D’s equities to any other parties.

3.3

Party D hereby represents and warrants to Party A that: (1) it is a limited liability company established and validly existing under the laws of China; (2) its business operation conforms to the provisions of the laws of China in all material aspects.

Article 4 Exercise Price

To the extent of being permitted by applicable laws, Party A (or an eligible entity designated by it) shall have the right to purchase, at any time and at the price equal to the sum of the principals lent by Party A to Party B and Party C under the Loan Agreement (RMB 56,145,845.94), Party B’s and/or Party C’s equities held by Party B and Party C or all or part of the assets owned by Party D corresponding to such equities. If Party A (or an eligible entity designated by it) chooses to purchase part of the equities or assets, the exercise price shall be adjusted appropriately according to the proportion of the equities or assets to be purchased to total equities or assets. When purchasing, pursuant to the provisions hereof, Party B’s and/or Party C’s equities from Party B and Party C or all or part of the assets owned by Party D corresponding to such equities, Party A (or an eligible entity designated by it) shall have the right to set off the principal oweds by Party B and Party C to Party A under the Loan Agreement against the purchase price payable to Party B and Party C. When Party A actually purchases the equities or assets from Party B, Party C and Party D pursuant to the provisions hereof, if the exercise price stipulated by applicable laws of China or required by competent approving authority is higher than the exercise price agreed above, the exercise price actually paid by Party A shall be subject to the price stipulated by applicable laws or competent approving authority.

Article 5 Other Agreements

The Parties further agree:

5.1	Before Party A (or an eligible entity designated by it) exercises the Right of First Refusal to obtain all equities or assets, Party D may not:
5.1.1

sell, transfer, mortgage or dispose otherwise lawful or beneficial interest in any asset, business or income, or permit the establishment of any other security interest therein (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and approved in writing by Party A);

5.1.2

conclude any transaction that will materially affect its assets, liabilities, operation, equities and other legitimate rights (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and approved in writing by Party A); and

5.1.3	pay out dividends to its shareholders in any form.
5.2	Before Party A (or an eligible entity designated by it) exercises the Right of First Refusal to obtain all equities or assets of Party D, Party B and/or Party C may not, separately or jointly:
5.2.1

make any supplementation, amendment or change to or of the constitutional documents of the company in any form, which will materially affect its assets, liabilities, operation, equities and other lawful rights (save and except the proportionate increase of capital carried out to satisfy the requirements of law);

5.2.2

cause Party D to conclude any transaction that will materially affect its assets, liabilities, operation, equities and other lawful rights (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and approved in writing by Party A); and

5.2.3	cause the Shareholders’ Meeting of Party D to adopt resolutions on payout of dividend.

5.3Upon the execution hereof, Party B and Party C (the “Principals”) shall sign a power of attorney satisfactory to Party A, authorizing the person designated by Party A (hereinafter referred to as the “Trustee”) to exercise on Party A’s behalf all voting rights of Party A as the holder of Party B’s and Party C’s equities, including but not limited to the right to appointment and selection of directors, general manager and other senior managers of Party D as the authorized representative of Party B and Party C at the shareholders’ meeting of Party D. The initial term of such power of attorney shall be 20 years, and such term shall be automatically extended upon the expiry of the initial term, unless Party A notifies the Principals in writing to terminate such power of attorney. The aforesaid authorization and entrustment are preconditioned on that the Trustee is a Chinese citizen and an employee of Party A and that Party A gives its consent to such authorization and entrustment. Once the Trustee no longer holds any post in Party A or Party A gives a written notice on replacing the TrusteeParty B and/or Party C will immediately withdraw the entrustment and authorization given to the Trustee, and will designate/authorize another Chinese-citizen employee of Party A to exercise the aforesaid shareholder’s voting power enjoyed by it/them at the shareholders’ meeting of Party D. The Trustee shall perform the Trustee’s obligations prudently and diligently in according with the law within the scope of authorization and shall hold the Principals harmless from and against any loss/damage that may arise out of the authorization and entrustment (save and except the loss/damage suffered by the Principals due to the intentional act or gross negligence of the Principals); otherwise, the Trustee shall assume all legal and economic liabilities to the Principals and Party D in according with the law.

5.4To the extent as permitted by applicable laws, Party B and Party C will extend the term of operation of Party D correspondingly according to the approved term of operation of Party A to make the extended term of operation of Party D to be the same as that of Party A.

5.5   If Party D has any necessary demand for funds for operation purpose, Party A will, or will arrange a related company to, finance Party D in such manners as permitted by laws. If the loss suffered by Party D makes it unable to repay the financing, Party A agrees to or to causes the related company to waive the right of recourse with respect to such loan.

5.6Where Party B and/or Party C perform, as agreed, the obligations under this Agreement and any other business agreements concluded with Party A, if such performance incurs any legal and economic obligations to any institutions and individuals other than Party A, Party A shall give all necessary support so as to enable Party B and/or Party C to perform corresponding obligations in accordance with the law and to hold Party B and/or Party C from and against any loss/damage.

Article 6 Confidentiality

Without the prior consent of the other Parties, either Party shall maintain the confidentiality of the contents hereof, and may not disclose or release the contents of this Agreement to any other persons, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to applicable laws or the rules of any stock exchange; (ii) any disclosure of any information that is publicly known not due to the default of the disclosing party; (iii) any disclosure made by either Party to its shareholders, legal counsels, accountants, financial adviser, or other professional consultants; or (iv) any disclosure made to the potential buyers or other investors of the equities/assets of either Party or of the shareholders thereof or to the providers of debt or equity financing, in which case the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not Party A, the consent of Party A shall be obtained).

Article 7 Governing Law and Liabilities for Breach of Contract

The execution, validity, interpretation, and performance of the Agreement and the resolution of dispute in connection herewith shall be governed by the laws of the People’s Republic of China.

If either Party hereto breaches the provisions hereof, fails to fully perform this Agreement, or makes any material concealment or major omission of fact, or makes any false representations and warranties herein, or fails to perform the warranties made by it, such Party shall constitute a breach of contract, and shall assume corresponding liabilities for breach of contract in according with the law.

Article 8 Dispute Resolution

8.1

Any dispute arising with respect to the performance hereof shall be resolved by the disputing Parties through friendly consultation; should the consultation fail, the Parties may institute the arbitration proceedings;

8.2

The dispute shall be submitted to the China International Economic and Trade Arbitration Commission, Beijing Arbitration Center for arbitration in Beijing according to the arbitration procedures then in force;

8.3

The award of the arbitration commission shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing Party, unless otherwise specified in the arbitration award.

Article 9 Effectiveness of Agreement

This Agreement shall become and remain effective after being signed by the Parties.

Party A may rescind this Agreement by giving a thirty (30) days’ prior notice to the other Parties. Except for the foregoing, no Party may unilaterally rescind this Agreement without the consensus reached by the other Parties through consultation.

Article 10 Amendment to Agreement

Upon the effectiveness of this Agreement, the Parties shall faithfully perform under this Agreement. Any amendment hereto shall be invalid unless it is agreed upon in writing by consensus through consultation and subject to the necessary authorizations and approvals obtained by Party A and Party D respectively.

Article 11 Counterparts

This Agreement is made in quadruplicate, with Party A, Party B, Party C and Party D each holding one copy.

Article 12 Supplementary Provisions

12.1

The obligations, commitments and liabilities of Party B and Party C under this Agreement are all separate and joint, and Party B and Party C will be liable to each other jointly and separately. As for Party A, a violation on the part of Party B or Party C will consistute a violation committed by the other automatically.

12.2	The titles and headings of this Agreement are for convenience only and may not affect the contents and interpretation of the body of the Agreement.
12.3	For any matter not stated herein, the Parties shall make and conclude a supplementary agreement, which shall serve as an appendix hereto and shall have the same legal effect with this Agreement.

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Party A: Fortune Software (Beijing) Co., Ltd.

Company seal:

Authorized representative (signature):

Party B: Lin Yang

Signature:

Party C: Ying Zhu

Signature:

Party D: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Company seal:

Authorized representative (signature):